Corindus Vascular Robotics, Inc. 8-K

Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

August 31, 2018

Corindus Vascular Robotics, Inc.
309 Waverley Oaks Rd., Suite 105
Waltham, MA 02452

Ladies and Gentlemen:

We have acted as counsel to Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated August 31, 2018 (the “Prospectus Supplement”), to the Registration Statement on Form S-3 (File No. 333-217344) (the “Registration Statement”) and the base prospectus contained therein (the “Prospectus”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale of up to $30,000,000 of shares (the “Placement Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. The Placement Shares are being sold pursuant to a Sales Agreement, dated as of August 31, 2018, by and between the Company and Cowen and Company, LLC (the “Sales Agreement”), pursuant to which the Company may issue and sell the Placement Shares pursuant to the Registration Statement, the Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined the Registration Statement and the exhibits thereto, the Prospectus, the Prospectus Supplement, resolutions of the Company’s Board of Directors, the Sales Agreement, the Company’s Certificate of Incorporation and Bylaws, both as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Placement Shares, when issued by the Company out of the Company’s duly authorized Common Stock and issued and delivered by the Company against payment therefor as contemplated by the Sales Agreement, on terms approved by the Board of Directors of the Company, or a duly authorized committee thereof, will be duly and validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

August 31, 2018

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Placement Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.